EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Larry J. Brandt and W. Dabbs Cavin, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign his name as a director of First Federal Bancshares of Arkansas, Inc. (the “Company”) to all pre-effective and post-effective amendments to the Company’s Registration Statement on Form S-1 (File No. 333-173333) (that “Registration Statement”) and all registration statements filed pursuant to Rule 462(b) which incorporate that Registration Statement by reference, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ RICHARD N. MASSEY
Richard N. Massey	Director, Chairman of Board of Directors	May 6, 2011

/s/ W. DABBS CAVIN
W. Dabbs Cavin	Director	May 6, 2011

/s/ SCOTT T. FORD
Scott T. Ford	Director	May 6, 2011

/s/ K. AARON CLARK
K. Aaron Clark	Director	May 6, 2011